Exhibit 23.4

[Letterhead appears here]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-4, for the registration of 1,445,426,348 shares of common stock, of our report dated March 17, 2008, on our audit of the financial statements of Andover Medical, Inc. as of December 31, 2007 and for the period from July 13, 2006 (inception) to December 31, 2006. We also consent to the reference to our firm under the caption “Experts”.

/s/    Mantyla McReynolds

Mantyla McReynolds, LLC

Salt Lake City, Utah

August 26, 2008